October 27, 2000


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549



Dear Sirs:

         We have read the statements made by Net-Force Systems, Inc., which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated October 27, 2000. We agree with the statements concerning our Firm in said Form 8-K.


                                       Very truly yours,

                                       /s/ Pannell Kerr Forster
                                       ------------------------------
                                       Pannell Kerr Forster